EXHIBIT 99.1

UFP Technologies Announces Record Q2 Results

NEWBURYPORT, Mass., Aug. 04, 2025 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a contract development and manufacturing organization that specializes in single-use and single-patient medical devices, today reported net income of $17.2 million or $2.21 per diluted common share outstanding for its second quarter ended June 30, 2025, compared to net income of $13.6 million or $1.75 per diluted common share outstanding for the same quarter in 2024. Adjusted earnings per diluted common share outstanding grew 27% to $2.50. Sales for the second quarter were $151.2 million compared to sales of $110.2 million in the second quarter of 2024. Net income for the six-month period ended June 30, 2025, was $34.4 million or $4.42 per diluted common share outstanding compared to net income of $26.2 million or $3.38 per diluted common share outstanding for the same period in 2024. Sales for the six-month period ended June 30, 2025, were $299.3 million compared to sales of $215.2 million for the same period in 2024. Throughout this news release, reference is made to non-GAAP measures including organic sales growth, adjusted operating income, adjusted SG&A, adjusted net income and EPS, and EBITDA and adjusted EBITDA. Please see “Non-GAAP Financial Information” at the end of this news release.

“I am very pleased with our Q2 results,” said R. Jeffrey Bailly, Chairman & CEO. “Sales grew 37%, driven by strong contributions from our 2024 acquisitions combined with 5% organic growth. Our MedTech business grew 46% while our Advanced Components business declined 20%. Adjusted operating income and adjusted net income grew 35% and 27%, respectively. Gross margins were 28.8% despite being impacted by approximately $1.2 million in incremental labor costs at our AJR facility. This was due to recent turnover in the workforce related to our post-acquisition review of US employment eligibility through E-Verify protocols. We have successfully recruited legally eligible replacement associates and anticipate that Q3 will be the low point of labor inefficiencies, with gradual improvement beginning in the fourth quarter.”

“We completed two acquisitions during our second quarter: Universal Plastics & Engineering (UNIPEC) and Techno Plastics Industries (TPI),” said Bailly. These will expand our capabilities in tight-tolerance specialty film components and in thermoplastic molding for the medical device market. In addition, we continued to make progress with our expansion plans in Santiago and La Romana, Dominican Republic, to accommodate further anticipated growth in the safe patient handling and robotic-assisted surgery markets.”

“Our pipeline of new growth opportunities—both internal and via acquisition—is strong and growing,” Bailly said. “For these reasons and more, we remain excited about our future.”

Financial Highlights for Q2 and YTD 2025

  Sales for the second quarter increased 37.2% to $151.2 million, from $110.2 million in the same period of 2024. Year-to-date sales through June increased 39.1% to $299.3 million, from $215.2 million in the same period of 2024. Organic sales growth for the three- and six-month periods ended June 30, 2025, was 4.9% and 3.6%, respectively.
  Second-quarter sales to the medical market increased 46.0% to $139.3 million. Non-medical sales decreased 19.8% to $11.8 million. For the six-month period ended June 30, 2025, sales to the medical market increased 48.2% to $274.7 million. Non-medical sales decreased 17.3% to $24.6 million.
  Gross profit as a percentage of sales (“gross margin”) decreased to 28.8% for the second quarter of 2025, from 30.0% in the same quarter of 2024. Gross margin for the six-month period ended June 30, 2024, decreased to 28.6% from 29.3% in the same period of 2024.
  Selling, general and administrative expenses (“SG&A”) for the second quarter increased 34.4% to $18.7 million in 2025 compared to $13.9 million in the same quarter of 2024. As a percentage of sales, SG&A decreased to 12.4% in the second quarter of 2025, from 12.6% in the same period of 2024. For the six-month period ended June 30, 2025, SG&A increased 34.5% to $37.4 million from $27.8 million in the same period of 2024. As a percentage of sales, SG&A in the six-month period ended June 30, 2025, decreased to 12.5% from 12.9% in the same period of 2024. As a percentage of sales, adjusted SG&A decreased to 10.8% and 10.9% for the three- and six-month periods ended June 30, 2025, respectively, from 11.6% and 11.9%, respectively in the same periods of 2024.
  For the second quarter, operating income increased to $24.3 million, from $18.0 million in the same quarter of 2024. Adjusted operating income for the second quarter increased 34.8% to $27.3 million from $20.2 million in the second quarter of 2024. For the six-month period ended June 30, 2025, operating income increased to $47.5 million from $33.9 million in the same period of 2024. Adjusted operating income for the six-month period ended June 30, 2025, increased 41.6% to $53.1 million from $37.5 million in the same period of 2024.
  Net income increased to $17.2 million in the second quarter of 2025, from $13.6 million in the same period of 2024. Adjusted net income increased to $19.4 million in the second quarter of 2025, from $15.3 million in the same period of 2024. For the six-month period ended June 30, 2025, net income increased to $34.4 million, from $26.2 million in the same period of 2024. Adjusted net income increased to $38.6 million for the six-month period ended June 30, 2025, from $29.0 in the same period of 2024.
  Adjusted EBITDA for the second quarter increased 33.2% to $31.8 million from $23.9 million in the second quarter of 2025. Adjusted EBITDA for the six-month period ended June 30, 2025, increased 39.1% to $62.1 million from $44.6 million in the same period of 2024.

About UFP Technologies, Inc.

UFP Technologies is a contract development and manufacturing organization that specializes in single-use and single-patient medical devices. UFP is a vital link in the medical device supply chain and a valued outsourcing partner to many of the world's top medical device manufacturers. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Contact:
Ron Lataille
978-234-0926

Consolidated Condensed Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net sales	$151,176	$110,177	$299,324	$215,186
Cost of sales	107,633	77,146	213,629	152,072
Gross profit	43,543	33,031	85,695	63,114
SG&A	18,679	13,900	37,405	27,812
Acquisition costs	283	943	320	943
Change in fair value of contingent consideration	263	238	526	476
(Gain) loss on disposal of fixed assets	(11)	(1)	(11)	7
Operating income	24,329	17,951	47,455	33,876
Interest expense, net	2,671	577	5,480	1,208
Other expense (income)	32	2	68	(39)
Income before income taxes	21,626	17,372	41,907	32,707
Income taxes	4,446	3,820	7,543	6,462
Net income	$17,180	$13,552	$34,364	$26,245

Net income per share	$2.23	$1.77	$4.46	$3.43
Net income per diluted share	$2.21	$1.75	$4.42	$3.38

Weighted average common shares outstanding	7,709	7,672	7,698	7,662
Weighted average diluted common shares outstanding	7,773	7,753	7,783	7,756

Consolidated Condensed Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2025	2024
Assets:
Cash and cash equivalents	$14,892	$13,450
Receivables, net	84,931	84,677
Inventories	85,200	87,536
Other current assets	6,367	9,282
Net property, plant, and equipment	73,917	70,564
Goodwill	192,968	189,657
Intangible assets, net	141,974	144,252
Other assets	34,410	29,577
Total assets	$634,659	$628,995
Liabilities and equity:
Accounts payable	$22,666	$24,269
Current installments, net of long-term debt	12,500	12,500
Other current liabilities	34,029	39,526
Long-term debt, excluding current installments	151,125	176,875
Other liabilities	28,848	33,065
Total liabilities	249,168	286,235
Total equity	385,491	342,760
Total liabilities and stockholders' equity	$634,659	$628,995

Conference Call

The Company has scheduled a conference call on Tuesday, August 5, 2025, at 8:30 AM Eastern time. Participants may join the call using the following dial-in numbers:

  Toll-Free: 1-888-243-4451
  International: 1-412-542-4135

A live webcast of the conference call and accompanying materials will be available at www.ufpt.com.
A replay of the webcast will be accessible following the event on the Company’s Investor Relations website at https://ufpt.com/investors/.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance; statements of the Company’s position in the marketplace; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions, including that such acquisitions will be accretive to the Company’s revenue, income and EBITDA; statements about the Company’s ability to realize the benefits expected from our pipeline of acquisition opportunities and recently completed acquisitions, including any related synergies; expectations regarding customer demand; and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation or otherwise; risks associated with governmental regulations and/or sanctions affecting the import and export of products, including global trade barriers, additional taxes, tariff increases, cash repatriation restrictions, retaliations and boycotts between the U.S. and other countries; risks associated with domestic, regional and global political risks and uncertainties; risks associated with our or third-party use of artificial intelligence technologies; risks related to our indebtedness and compliance with covenants contained in our financing arrangements, and whether any available financing may be sufficient to address our needs; risks relating to delayed payments by our customers and the potential for reduced or canceled orders; risks related to customer concentration; risks associated with new product and program launches; risks relating to our performance and the performance of our counterparties under the agreements we have entered into; the risk that our two largest customers, on whom we depend for a substantial portion of our annual revenues, will not purchase the expected volume of goods under the supply agreements we have entered into with them because, among other things, they no longer require the products at all or to the degree they anticipated or because, among other things, Intuitive Surgical SARL, our largest customer, decides to manufacture the products itself or through one of its affiliates it obtains the products from other listed suppliers specified in our agreement; the risk that we will not achieve expected rebates under the applicable supply agreement; risks relating to our ability to maintain increased levels of production at profitable levels, if at all; or to continue to increase production rates and risks relating to disruptions and delays in our supply chain or labor force; risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to our customers and shareholders, and the financing of such acquisitions; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described above under “Use of non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.

Non-GAAP Financial Information

This news release includes non-generally accepted accounting principles (“GAAP”) performance measures. Management considers organic sales growth, Adjusted SG&A, Adjusted Operating Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and pro-forma leverage ratio, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Organic Sales Growth Rate Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Overall Net Sales	$151,176	$110,177	$299,324	$215,186
Net Sales from Acquired Operations	(35,665)	(15)	(76,343)	(15)
Organic Sales	$115,511	$110,162	$222,981	$215,171

Organic Growth Sales Rate	4.9%		3.6%

Adjusted Selling, General and Administrative Expenses (SG&A)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
SG&A (GAAP)	$18,679	$13,900	$37,405	$27,812
Amortization of Intangible Assets	(2,411)	(1,098)	(4,798)	(2,198)
Adjusted SG&A	$16,268	$12,802	$32,607	$25,614

Adjusted SG&A as a % of Sales	10.8%	11.6%	10.9%	11.9%

Adjusted Operating Income Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating Income (GAAP)	$24,329	$17,951	$47,455	$33,876
Adjustments:
Acquisition Costs	283	943	320	943
Change in fair value of contingent consideration	263	238	526	476
Amortization of Intangible Assets	2,411	1,098	4,798	2,198
(Gain)/Loss on disposal of fixed assets	(11)	(1)	(11)	7
Adjusted operating income (Non-GAAP)	$27,275	$20,229	$53,088	$37,500

Adjusted Net Income and Diluted Common Share Outstanding Reconciliation
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (GAAP)	$17,180	$13,552	$34,364	$26,245
Adjustments (net of taxes):
Acquisition Costs	283	943	320	943
Change in fair value of contingent consideration	263	238	526	476
Amortization of Intangibles	2,411	1,098	4,798	2,198
(Gain)/Loss on disposal of fixed assets	(11)	(1)	(11)	7
Taxes on adjustments	(729)	(564)	(1,394)	(897)
Adjusted net income (Non-GAAP)	$19,397	$15,266	$38,603	$28,972

Adjusted Net Income per diluted share outstanding (Non-GAAP)	$2.50	$1.97	$4.96	$3.74
Weighted average diluted common shares outstanding	7,773	7,753	7,783	7,756

EBITDA Reconciliation
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (GAAP)	$17,180	$13,552	$34,364	$26,245
Income tax expense	4,446	3,820	7,543	6,462
Interest expense, net	2,671	577	5,480	1,208
Depreciation	2,308	1,934	4,555	3,833
Amortization of intangible assets	2,411	1,098	4,798	2,198
EBITDA (Non-GAAP)	$29,016	$20,981	$56,740	$39,946
Adjustments:
Share based compensation	2,285	1,736	4,497	3,249
Acquisition costs	283	943	320	943
Change in fair value of contingent consideration	263	238	526	476
(Gain)/loss on disposal of fixed assets	(11)	(1)	(11)	7
Adjusted EBITDA (Non-GAAP)	$31,836	$23,897	$62,072	$44,621